UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PGI ENERGY FUND 1 SERIES 2010, INC.

(Exact name of registrant as specified in its charter)

Texas	27-1980622
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

7322 Southwest Frwy

Suite 1100

Houston, TX 77074

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock	OTCBB

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: File No. 333-168524

Securities to be registered pursuant to Section 12(g) of the Act:	Common Stock, $.01 par value per share
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The Registrant incorporates herein by reference thereto the description of its shares of common stock, $.01 par value per share (“Common Stock”), set forth under the heading “Description of Our Securities – Our Common Stock” contained in the prospectus included in the Registrant’s Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 4, 2010, (File No. 333-168524) (the “Registration Statement”), and in the prospectus included in the Registration Statement subsequently filed with the SEC pursuant to Rule 424(b) under the Securities Act, which prospectus shall be deemed incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following Exhibits are incorporated herein by reference from the Registrant’s Registration Statement pursuant to Rule 12b-32 under the Securities Exchange Act of 1934:

Incorporated by Reference From
Exhibit No.	Exhibit Description	Form	Exhibit No.	Filing Date

Exhibit 3(i)	Articles of Incorporation	S-1	3.(i)	8/4/10

Exhibit 3(ii)	Corporate By-Laws	S-1	3.(ii)	8/4/10

Exhibit 99(e)	Form of Common Stock Certificate.	S-1	99(e)	8/4/10

Exhibit 99(a)	Amended Articles of Incorporation	S-1	99(a)	8/4/10

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 27th day of August, 2010.

PGI ENERGY FUND I SERIES 2010, INC.

By:	/s/ Marcellous S. McZeal
Marcellous S. McZeal
Chief Executive Officer
(Principal Executive Officer)

3